UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8530 Wilshire Blvd., Suite 450

Beverly Hills, California 90211

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of Barfresh Food Group, Inc., a Delaware corporation (the “Company”) has established Wednesday, August 31, 2016 as the date of the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The time, location and record date of the 2016 Annual Meeting will be as set forth in the Company’s proxy statement for the 2016 Annual Meeting.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company's proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) must ensure that such proposal is received by the Company's Chief Financial Officer, at 8530 Wilshire Blvd., Suite 450, Beverly Hills, California 90211, on or before the close of business on June 13, 2016, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s Bylaws, stockholders of the Company who wish to bring business before the 2016 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Company’s Bylaws) is received by the Company’s Chief Financial Officer at the address specified above no later than the close of business on May 23, 2016. Any such proposal must meet the requirements set forth in the Company’s Bylaws in order to be brought before the 2016 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc., a Delaware corporation
(Registrant)

Date: May 12, 2016	By:	/s/ Joseph S. Tesoriero
Joseph S. Tesoriero
	Its:	Chief Financial Officer